UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2012, the Company held its Annual Meeting of Stockholders. There were 37,354,047 shares of Common Stock entitled to vote at the meeting and a total of 33,047,398 shares (88.47%) were represented at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

1. Election of Directors:

Stephen D. Chesebro’
Votes in Favor: 22,752,164
Votes Against/Withheld: 785,427
Broker Non-Votes: 9,509,807

James A. Edmiston
Votes in Favor: 22,622,695
Votes Against/Withheld: 914,896
Broker Non-Votes: 9,509,807

Dr. Igor Effimoff
Votes in Favor: 22,598,372
Votes Against/Withheld: 939,219
Broker Non-Votes: 9,509,807

H. H. Hardee
Votes in Favor: 22,575,786
Votes Against/Withheld: 961,805
Broker Non-Votes: 9,509,807

Robert E. Irelan
Votes in Favor: 22,619,779
Votes Against/Withheld: 917,812
Broker Non-Votes: 9,509,807

Patrick M. Murray
Votes in Favor: 22,751,964
Votes Against/Withheld: 785,627
Broker Non-Votes: 9,509,807

J. Michael Stinson
Votes in Favor: 22,599,017
Votes Against/Withheld: 938,574
Broker Non-Votes: 9,509,807

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ended December 31, 2012:

Votes in Favor: 32,462,847
Against: 545,347
Abstentions: 39,204
Broker Non-Votes: -0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

May 23, 2012	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel